Exhibit 10.3
FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT (this “Amendment”), dated as of March 16, 2007, among Aleris International, Inc., a Delaware corporation (the “U.S. Borrower”), Aleris Deutschland Holding GmbH, a company with limited liability formed under the laws of Germany (the “German Borrower” and together with the U.S. Borrower, the “Borrowers” and each a “Borrower”), the lenders from time to time party to the Credit Agreement referred to below (the “Lenders”) and Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, Goldman Sachs Credit Partners L.P., as syndication agent, and PNC Bank, National Association, National City Business Credit and Key Bank National Association, as co-documentation agents are parties to a Term Loan Agreement, dated as of August 1, 2006 and amended and restated as of December 19, 2006 (the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend or otherwise modify certain provisions of the Credit Agreement as herein provided;

NOW, THEREFORE, IT IS AGREED:

I.	Amendments to Credit Agreement.

1. The definition of “Applicable Margin” appearing in Section 1 of the Credit Agreement is hereby amended by deleting the grid contained therein in its entirety and inserting the following text in lieu thereof:

Level	Consolidated Leverage Ratio	U.S. Loans maintained as Eurodollar Loans	U.S. Loans maintained as Base Rate Loans	German Loans maintained as Euro Rate Loans
2	Greater than or equal to 4.00:1.00	2.000%	1.000%	2.125%
1	Less than 4.00:1.00	1.750%	0.750%	1.875%

2. Section 1 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

“First Amendment” shall mean the First Amendment to Credit Agreement, dated as of March 16, 2007 among the Borrower, the Lenders and the Administrative Agent.

“First Amendment Effective Date” shall have the meaning provided in the First Amendment.

“Repricing Transaction” shall mean (1) the incurrence by the U.S. Borrower or any of its Subsidiaries of any term loan Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of U.S. Loans and/or German Loans, as the case may be into a new tranche of replacement term loans under this Agreement, but in any event excluding any incurrence of Indebtedness under revolving credit facilities, letter of credit, bankers’ acceptance or other ancillary facilities, swinglines, overdrafts or other short term credit facilities) that is secured or is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an “effective” interest rate margin or weighted average yield for the respective Type of such Indebtedness that is less than the applicable rate for or weighted average yield for U.S. Loans and/or German Loans, as the case may be of the respective Type (with the comparative determinations to be made by the Administrative Agent in consultation with the U.S. Borrower consistent with generally accepted financial practices, after giving effect to margin, upfront or similar fee or “original issue discount” shared with all lenders or holders of such Indebtedness but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such Indebtedness and without taking into account any fluctuations in the Eurodollar Rate, the Euro LIBOR or comparable LIBOR rate or the Base Rate or any component thereof) and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of U.S. Loans and/or German Loans, as the case may be and/or (2) any effective reduction in the Applicable Margins for either Tranche of Loans (e.g., by way of amendment, waiver or otherwise), in each case other than as a result of the First Amendment. Any such determination by the Administrative Agent as contemplated by preceding clauses (1) and (2) shall be conclusive and binding on all Lenders holding Loans.

3. Section 3.01 of the Credit Agreement is hereby amended by (i) redesignating the existing text of said Section as clause (a) of said Section and (ii) inserting the following new clause (b) immediately following clause (a) of said Section:

“(b) If any Repricing Transaction is consummated prior to the first anniversary of the First Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent, concurrently with the effectiveness of such Repricing Transaction for the ratable account of each Lender with outstanding Loans, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all Loans prepaid (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction of the type described in clause (2) of the definition thereof, the aggregate principal amount of all Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction.”.

II.	Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants that:

(a) no Default or Event of Default exists as of the First Amendment Effective Date, both before and after giving effect to this Amendment; and

(b) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date);

2. This Amendment is limited as specified and shall not constitute a modification, acceptance, consent to deviation from or waiver of any other provision of the Credit Agreement or any other Credit Document.

3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Borrowers and each Lender (or, to the extent the Required Lenders shall have approved this Amendment as provided in Section 11.12(d) of the Credit Agreement and any non-approving Lenders have been replaced by Aleris pursuant to Section 2.13(z) of the Credit Agreement, the Borrowers, the Required Lenders and each Replacement Lender) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Yanni Guo (facsimile number 212-354-8113);

6. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

ALERIS INTERNATIONAL, INC.
By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	Executive VP & CFO

ALERIS DEUTSCHLAND HOLDING GMBH
By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	Geschaeftsfuerer

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent
By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Director

By:	/s/ Susan LeFevre
Name: Susan LeFevre
Title: Director